                                                                   EXHIBIT 10.01
                                                                   -------------

                                                              As of May 17, 1999

Mr. Henley "Jr." Regisford
10610 Lurline Avenue
Chatsworth, CA 91311

Dear Junior,

This letter confirms the terms of your employment by Modern Records, Inc. hereinafter termed (the "Employer").

1.   Term
     ----

     The term of your employment hereunder commences as of May 24, 1999, and expires on March 13, 2002, unless earlier terminated as hereinafter provided (the "term").

2.   Salary
     ------

     In full consideration for all rights and services provided by you hereunder, you shall receive an annual salary of $125,000 for the first year, $140,000 for the second year and $160,000 for the third year of the term. Salary payments shall be made in equal installments in accordance with Employer's then prevailing payroll policy.

3.   Bonus
     -----

     Bonus compensation, if any, shall be at the discretion of the Employer.

4.   Stock Options
     -------------

     Employer shall recommend to the Compensations Committee of the Board of Directors of Modern Records that you be granted non-qualified stock options pursuant to a stock option or stock incentive plan of Modern Records to purchase 25,000 shares of common stock of Modern Records, it being understood that such options shall have an exercise price of 100% of fair market value of the common stock of Modern Records at the date of grant by the Committee (the "Grant Date") and that such options shall vest at the rate of 5,000 shares immediately, 10,000 shares upon your first anniversary of the Grant Date and 10,000 shares on your second anniversary of the Grant Date (subject to your continued employment by Employer and to the other provisions of the applicable stock option or stock incentive plan).

5.   Title/Reporting
     ---------------

     You are being employed hereunder in the position of Vice President, Artist and Repertoire and will report directly to Randy Jackson.

6.   Duties
     ------

     You shall personally and diligently perform, on a full-time and exclusive basis, such services as Employer or any of its divisions may reasonably require. You shall observe all reasonable rules and regulations adopted by Employer in connection with the operation of its business and carry out to the best of your ability all instructions of Employer.

7.   Expenses
     --------

     To the extent you incur necessary and reasonable business expenses (including, without limitation, travel [business class flights when in excess of 3 hours) and entertainment], in the course of your employment, you shall be reimbursed for such expenses, subject to Employer's then current policies regarding reimbursement of such business expenses.

8.   Other Benefits
     --------------

     You shall be entitled to those benefits that are standard for persons in similar positions with Employer, including paid vacation and medical coverage.

9.   Protection of Employer's Interests
     ----------------------------------

     During the term of your employment by Employer you will not compete in any manner, directly or indirectly, whether as a principal, employee, agent or owner, with Employer, Modern Records, or any affiliate thereof, except that the foregoing will not prevent you from holding at any time less than 5% of the outstanding capital stock of any company whose stock is publicly traded. To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of Entertainment produced, created or suggested by you during the term of your employment or resulting from your services shall be deemed to be a work made for hire and shall be the sole and exclusive property of Employer. You agree to execute, acknowledge and deliver to Employer at Employer's request, such further documents as Employer finds appropriate to evidence Employer's rights in such property. Any confidential and/or proprietary information of Employer, Modern Records or any affiliate thereof shall not be used by you or disclosed or made available by you to any person except as required in the course of your employment, and upon expiration or earlier termination of the term of your employment, you shall return to Employer all such information that exists in written or other physical form (and all copies thereof) under your control. Without limiting the generality of the foregoing, you acknowledge signing and delivering to Employer, Modern Records Confidentiality Agreement and Modern Records Statement of Policy Regarding Conflicts of Interest and Business Ethics and Questionnaire Regarding Compliance and you agree that all terms and conditions contained therein, shall be deemed, and hereby are, incorporated into this agreement as if set forth in full herein. The provisions of the immediately preceding four sentences of this paragraph shall survive the expiration of earlier termination of this agreement.

10.  Services Unique
     ---------------

     You recognize that your services hereunder are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages, and in the event of a breach of this agreement by you (particularly, but without limitation, with respect to the provisions hereof relating to the exclusivity of your services and the provisions of a paragraph 10 hereof), Employer shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

11.  Termination
     -----------

     (a) Employer may terminate your employment hereunder for gross negligence, misconduct, nonfeasance or breach of this agreement or for other good cause, and in any such event all obligations of Employer hereunder shall immediately terminate. Employer must pay salary, expense reimbursements, vacation through date of termination.

     (b) In the event of your death during the term hereof, this agreement shall terminate and Employer shall only be obligated to pay your estate or legal representative the salary provided for herein to the extent earned by you prior to such event. In the event you are unable to perform services required of you hereunder as a result of any disability and such disability continues for a period of 90 days or more consecutive days or an aggregate of 120 or more days during any 12-month period during the term hereof, then at any time thereafter Employer shall have the right, at its option, to terminate your employment hereunder. Unless and until so terminated, during any period of disability during which you are unable to perform the services required of you hereunder, your salary hereunder shall be payable to the extent of, and subject to, Employer's policies and practices then in effect with regard to sick leave and disability benefits.

     (c)  You acknowledge that you have been provided by Employer with a copy of
          Section 508 of the Federal Communications Act of 1934, as amended, relating in part to receiving or paying consideration for product identification in television programs, that you are familiar with the provisions thereof and that you will fully comply therewith during the term of this agreement. Without limiting the foregoing, however, and whether or not Section 508 is applicable to your activities, you agree that you will not without Employer's prior written consent, accept any compensation or gift, from ant person, firm or corporation (other than Employer) where such compensation of gift is, or may appear to be, in consideration of your acting in a particular manner in relation to the business of such person, firm or corporation. Without limiting the generality of paragraph 12 (a) hereof, it is agreed that in any violation of this paragraph 12 (c) shall constitute a violation of this agreement upon which Employer may forthwith terminate this agreement pursuant to paragraph 12 (a) hereof.

12.  Use of Employee's Name
     ----------------------

     Employer shall have the right but not the obligation to use your name or likeness for any publicity or advertising purpose. Employer is under no obligation to accord you credit for any production.

13.  Assignment
     ----------

     Employer may assign this agreement or all or any part of its rights hereunder to Modern Records or to any entity that succeeds to a substantial portion of Employer's assets or that Employer or Modern Records may own substantially, and this agreement shall inure to the benefit of such assignee.

14.  No Conflict with Prior Agreements
     ---------------------------------

     You represent to Employer that neither your commencement of employment hereunder nor the performance of your duties hereunder conflicts with any contractual commitment on your part to any third party or violates or interferes with any rights of any third party.

15.  Post-Termination Obligations
     ----------------------------

     After the expiration or earlier termination of your employment hereunder for any reason whatsoever you shall not either alone or jointly, with or on behalf of others, either directly or indirectly, whether as a principal, partner, agent, shareholder, director, employee, consultant or otherwise, at anytime during a period of one year following such expiration or termination (the "Commitment Period"), offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of Employer or any affiliated entity, either for your own account or for any other person, firm or company, any person who is or has been employed by Employer or any such affiliated entity at any time during the Commitment period, whether or not such person would commit any breach of his/her contact of employment by reason of his leaving the service of Employer or any affiliated entity.

16.  Entire Agreement; Amendments; Waiver. Etc.
     -----------------------------------------

(a) This agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of your employment, and no amendment or modification of this agreement shall be binding against Employer unless set forth in a writing signed by Employer and delivered to you. No waiver by either party of any breach by the other party of any provision or condition of this agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any, prior or subsequent time.

(b) You have been given no indication, representation or commitment of any nature to any broker, finder, agent or other third party to the effect that any fees or commissions of any nature are, or under any circumstances might be, payable by Employer in connection with your employment hereunder.

(c) Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this agreement affected shall be curtailed and limited to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event any compensation or other monies payable hereunder shall be in excess of the amount permitted by any statute, law, ordinance, regulation or wage guideline which may be in effect at any time of from time to time, payment of the maximum amount then allowed thereby shall constitute full compliance of this agreement.

(d) This agreement does not constitute a commitment of Employer with regard to your employment, express or implied, other than to the extent expressly provided for herein. Upon termination of this agreement, it is the contemplation of both parties that your employment with Employer shall cease, and that neither Employer nor you shall have any obligation to the other with respect to continued employment. In the event that your employment continues for any period of time following the stated expiration date of this agreement, unless and until agreed to in a new subscribed written document, such employment or any continuation thereof is "at will", and may be terminated without obligation at any time by either party's giving notice to the other.

(e) This agreement shall be governed by and construed in accordance with the laws of the state of California. In accordance with the immigration Reform and Control Act of 1986, employment hereunder is conditioned upon satisfactory proof of your identity and legal ability to work in the United States.

(f) To the extent permitted by law, you will keep the terms of this agreement confidential, and you will not disclose any information concerning this agreement to anyone other than your immediate family and profession representation (provided they also agree to keep the terms of this agreement confidential).

19.  Notices
     -------

     All notices that either party is required or may desire to give the other shall be in writing and given either personally or by depositing the same in the United States mail addressed to the party to be given notices as follows:

     To Employer:        Modern Records
                         468 N. Camden Drive
                         3rd Floor
                         Beverly Hills, CA 90210

     To you:             Henley Regisford, Jr.
                         10610 Lurline Avenue
                         Chatsworth, CA 91311

Either party may by written notice designate at a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

20.  Headings
     --------

The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this agreement.

If the foregoing accurately reflects our mutual agreement, please sign where indicated.

                                  MODERN RECORDS, INC.


                                  By:    /s/ Randy Jackson
                                       ---------------------------------------
                                           Randy Jackson (President, CEO)


By    /s/ Henley Regisford, Jr.
   ---------------------------------
       Employee Signature

           Henley Regisford, Jr.
   ---------------------------------
       Employee (printed or typed)